EXHIBIT 23.1


                     ELLIOTT, DAVIS & COMPANY, L.L.P.
                       Certified Public Accountants

                                                           MEMBERS OF THE
                                                       AMERICAN INSTITUTE OF
                                                   CERTIFIED PUBLIC ACCOUNTANTS

                                                          GREENVILLE, S.C.
                                                           GREENWOOD, S.C.
                                                            ANDERSON, S.C.
                                                              AIKEN,S.C.
                                                            COLUMBIA, S.C.

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Carolina First Corporation
Greenville, South Carolina

    We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Numbers 33-25424; 33-36411; 33-36412) of our report dated February 3, 1995, with respect to the consolidated financial statements of Carolina First Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.

                    (Signature of Elliott, Davis & Company LLP appears here)

Greenville, South Carolina
March 28, 1995